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                                   EXHIBIT 5

                     Opinion of Brobeck, Phleger & Harrison





                                 July 14, 1995




Biomagnetic Technologies, Inc.
9727 Pacific Heights Boulevard
San Diego, California  92121

         Re:     Biomagnetic Technologies, Inc.
                 Registration Statement for Offering of
                 3,000,000 Shares of Common Stock

Ladies and Gentlemen:

         In connection with the registration of 3,000,000 shares of the Common Stock of Biomagnetic Technologies, Inc. (the "Registrant") on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, we advise you that, in our opinion, when, as and if such shares have been issued and sold pursuant to the provisions of the Registrant's 1987 Stock Option Plan (and the provisions of the respective stock options thereunder) and in accordance with the Registration Statement, such shares will be duly-authorized, validly-issued, fully-paid and non-assessable shares of the Registrant's Common Stock.

         We hereby consent to the reference to our firm under Item 5, "Interests of Named Experts and Counsel," in Part II of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Yours very truly,



                                                     BROBECK, PHLEGER & HARRISON